                                                                     EXHIBIT 2.3

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  Execution Copy

                           PURCHASE AND SALE AGREEMENT

                                      AMONG

                                 NEW FOCUS, INC.

                                 ("the Seller")

                                       and

                               ENDWAVE CORPORATION

                                  ("the Buyer")

                                       and

                             BOOKHAM TECHNOLOGY PLC

                                 ("the Parent")

                                  July 21, 2004

ARTICLE I   STOCK PURCHASE.......................................................................      1

    1.1     Sale and Transfer of Stock...........................................................      1
    1.2     Purchase Price.......................................................................      1
    1.3     The Closing..........................................................................      1
    1.4     Post-Closing Adjustment..............................................................      2
    1.5     Escrow...............................................................................      4
    1.6     Further Assurances...................................................................      4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER.........................................      5

    2.1     Organization, Qualification and Corporate Power......................................      5
    2.2     Capitalization.......................................................................      6
    2.3     Authority............................................................................      6
    2.4     Noncontravention.....................................................................      7
    2.5     Financial Statements.................................................................      8
    2.6     Absence of Certain Changes...........................................................      8
    2.7     Undisclosed Liabilities; Major Suppliers.............................................      8
    2.8     Tax Matters..........................................................................      8
    2.9     Tangible Personal Property...........................................................     10
    2.10    Owned Real Property..................................................................     11
    2.11    Leased Real Property.................................................................     11
    2.12    Intellectual Property................................................................     11
    2.13    Contracts............................................................................     11
    2.14    Litigation...........................................................................     13
    2.15    Employment Matters...................................................................     13
    2.16    Employee Benefits....................................................................     13
    2.17    Environmental Matters................................................................     14
    2.18    Legal Compliance.....................................................................     16
    2.19    Permits..............................................................................     16
    2.20    Brokers' Fees........................................................................     16
    2.21    Receivables; Major Customers.........................................................     16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................     17

    3.1     Organization.........................................................................     17
    3.2     Authority............................................................................     17
    3.3     Noncontravention.....................................................................     17
    3.4     Litigation...........................................................................     18
    3.5     Investment Intent....................................................................     18
    3.6     Financing............................................................................     18
    3.7     Solvency.............................................................................     18
    3.8     Due Diligence by the Buyer...........................................................     19

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE IV  INDEMNIFICATION......................................................................     19

    4.1     Indemnification by the Seller........................................................     19
    4.2     Indemnification by the Buyer.........................................................     20
    4.3     Claims for Indemnification...........................................................     20
    4.4     Survival.............................................................................     21
    4.5     Limitations..........................................................................     21
    4.6     Treatment of Indemnification Payments................................................     23

ARTICLE V   TAX MATTERS..........................................................................     23

    5.1     Preparation and Filing of Tax Returns; Payment of Taxes..............................     23
    5.2     Tax Indemnification..................................................................     24
    5.3     Allocation of Certain Taxes..........................................................     25
    5.4     Refunds and Carrybacks...............................................................     25
    5.5     Cooperation on Tax Matters; Tax Audits...............................................     26
    5.6     Termination of Tax Sharing Agreements................................................     26
    5.7     Scope of Article V...................................................................     26

ARTICLE VI  EMPLOYEE MATTERS.....................................................................     27

    6.1     Employment...........................................................................     27
    6.2     Cessation of Business Benefit Plan Participation; 401(k) Plan Matters................     27
    6.3     Employment Related Liabilities.......................................................     27
    6.4     Compensation; Employee Benefits; Severance Plans.....................................     27
    6.5     Welfare Plans........................................................................     28
    6.6     No Hiring or Solicitation of Employees...............................................     28

ARTICLE VII OTHER POST-CLOSING COVENANTS.........................................................     29

    7.1     Access to Information; Record Retention; Cooperation.................................     29
    7.2     Non-Competition......................................................................     30
    7.3     Financial Statements.................................................................     31

ARTICLE VIII MISCELLANEOUS.......................................................................     31

    8.1     Press Releases and Announcements.....................................................     31
    8.2     No Third Party Beneficiaries.........................................................     32
    8.3     Action to be Taken by Affiliates.....................................................     32
    8.4     Entire Agreement.....................................................................     32
    8.5     Succession and Assignment............................................................     32
    8.6     Notices..............................................................................     32
    8.7     Amendments and Waivers...............................................................     33
    8.8     Severability.........................................................................     34
    8.9     Expenses.............................................................................     34

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.10    Attorneys' Fees......................................................................     34
8.11    Specific Performance.................................................................     34
8.12    Governing Law........................................................................     34
8.13    Construction.........................................................................     34
8.14    Waiver of Jury Trial.................................................................     35
8.15    Incorporation of Exhibits and Schedules..............................................     35
8.16    Counterparts and Facsimile Signature.................................................     35

Disclosure Schedule

Exhibit A  -  Form of Transition Facility Agreement
Exhibit B  -  Escrow Agreement

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                             TABLE OF DEFINED TERMS

            DEFINED TERM                        SECTION
            ------------                        -------
8-K Financial Statements                  7.3
10-Q Financial Statements                 7.3
Adjusted Purchase Price                   1.4(g)
Affiliate                                 3.7
Affiliated Group                          2.8(a)
Affiliated Period                         2.8(a)
Agreed Amount                             4.3(b)
Agreement                                 Preliminary Statement
Balance Sheet Date                        2.5
Buyer                                     Preliminary Statement
Buyer Dispute Notice                      1.4(b)
Buyer Material Adverse Effect             3.3(b)
Buyer Plans                               6.4
CERCLA                                    2.17(a)(iii)
Claimed Amount                            4.3(b)
Claim Notice                              4.3(b)
Closing                                   1.3(a)
Closing Balance Sheet                     1.4(a)
Closing Date                              1.3(a)
Code                                      2.8(c)
Company                                   Introduction
Company Benefit Plans                     2.16(a)
Company Contracts                         2.13(a)
Company Employees                         2.15(a)
Company Material Adverse Effect           2.1(a)
Company Properties                        2.17(a)(vii)
Confidentiality Agreement                 8.4
Damages                                   4.1
Designated Intellectual Property          2.12(a)
Disclosure Schedule                       Article II
Employee Benefit Plan                     2.16(a)
Environment                               2.17(a)(ii)
Environmental Law                         2.17(a)(iv)
Environmental Matters                     2.17(a)(v)
ERISA                                     2.16(a)
Escrow Agent                              1.2
Escrow Agreement                          1.3(b)(iv)
Escrow Amount                             1.2
Facility Agreement                        1.3(b)(iii)
Final Closing Balance Sheet               1.4(b)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            DEFINED TERM                        SECTION
            ------------                        -------
Final Post-Closing Adjustment Amount      1.4(b)
Financial Statements                      2.5
GAAP                                      1.4(a)
Governmental Entity                       2.4(b)
Income Taxes                              5.1(a)
Indemnified Party                         4.3(a)
Indemnifying Party                        4.3(a)
Information                               7.1(a)
Initial Purchase Price                    1.2
Liability                                 2.7(a)
Materials of Environmental Concern        2.17(a)(iii)
Most Recent Balance Sheet                 2.5
Multiemployer Plan                        2.16(a)
Neutral Accountants                       1.4(c)
New Buyer Employees                       6.4
Noncompetition Party                      7.2
Noncompetition Period                     7.2
Off-Site Liabilities                      2.17(a)(vi)
Parent                                    Preliminary Statement
Parties                                   Preliminary Statement
Permits                                   2.19
Post-Closing Adjustment Amount            1.4(a)
Purchase Price                            1.2
Release                                   2.17(a)(i)
Restricted Business                       7.2
Security Interest                         2.2(c)
Seller                                    Preliminary Statement
Seller Dispute Notice                     1.4(b)
Seller's 401(k) Plan                      6.2
Stock                                     Introduction
Subsidiary                                7.2
Tax Audit                                 5.5(b)
Taxes                                     2.8(a)
Taxing Authority                          5.5(a)
Tax Reserves                              5.1(a)
Tax Returns                               2.8(a)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                           PURCHASE AND SALE AGREEMENT

      This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of July 21, 2004 among New Focus, Inc., a Delaware corporation (the "Seller"), Endwave Corporation, a Delaware corporation (the "Buyer"), and, solely for purposes of Sections 4.5(a)(iv), 6.6 and 7.2, Bookham Technology plc, a public limited company registered in England and Wales (the "Parent"). The Seller and the Buyer are referred to together herein as the "Parties."

                                  INTRODUCTION

      1. JCA Technology, Inc., a California corporation and a wholly owned subsidiary of the Seller (the "Company"), is engaged, among other matters, in the business of the design and manufacture of RF amplifier modules for defense applications.

      2. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the outstanding shares of capital stock of the Company (the "Stock") upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I
                                 STOCK PURCHASE

      1.1 Sale and Transfer of Stock. On the basis of the representations, warranties, covenants and agreements set forth in this Agreement, at the Closing (as defined in Section 1.3(a)), the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, the Stock.

      1.2 Purchase Price. The aggregate consideration for the sale and transfer of the Stock shall be U.S. $6,000,000 (the "Purchase Price"). At the Closing the Buyer shall pay to the Seller in cash in immediately available funds U.S. $5,500,000 (the "Initial Purchase Price") and shall deliver the remaining U.S. $500,000 of the Purchase Price (the "Escrow Amount") to U.S. Bank National Association (the "Escrow Agent") in accordance with the provisions of Section 1.5.

      1.3   The Closing.

            (a) Time and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP in Boston, Massachusetts commencing at 12:01 a.m., local time, on the date hereof (the "Closing Date").

            (b)   Actions at the Closing. At the Closing:

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (i) the Seller shall deliver to the Buyer certificate(s) evidencing all of the Stock, duly endorsed in blank or with stock powers duly executed by the Seller;

                  (ii) the Buyer shall pay to the Seller the Initial Purchase Price in cash by wire transfer of immediately available funds into an account designated by the Seller;

                  (iii) the Parties shall execute a Transition Facility Agreement in substantially the form attached hereto as Exhibit A (the "Facility Agreement");

                  (iv) the Seller, the Buyer and the Escrow Agent shall execute an Escrow Agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement");

                  (v) the Seller shall cause each of the directors and officers of the Company to resign from their positions as directors and officers of the Company, except as may be otherwise agreed in writing by the Buyer;

                  (vi) the Buyer shall deliver to the Escrow Agent the Escrow Amount in accordance with Section 1.5; and

                  (vii) the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to subsections (i)-(v) above.

      1.4 Post-Closing Adjustment. The Purchase Price set forth in Section 1.2 shall be subject to adjustment after the Closing Date as follows:

            (a) Within 60 days after the Closing Date, the Buyer shall prepare and deliver to the Seller a balance sheet of the Company (the "Closing Balance Sheet") as of the Closing Date. The Closing Balance Sheet shall be prepared on a basis consistent with the accounting methods, treatments, principles and procedures historically applied by the Company and used in the preparation of the Most Recent Balance Sheet (as defined below) and in accordance with United States generally accepted accounting principles as in effect on the Balance Sheet Date ("GAAP"). The closing adjustment amount shall be calculated as -$235,000 plus the accounts receivable of the Company (including prepaid expenses, allowances for doubtful accounts and allowances for sales returns) minus the accounts payable of the Company (excluding inter-company payables) and minus the accrued compensation and benefits of the Company (each as reflected on the Closing Balance Sheet and in each case as determined on the basis set forth in this Section 1.4(a)), and is referred to herein as the "Post-Closing Adjustment Amount." If the Buyer fails to deliver the Closing Balance Sheet within 60 days after the Closing Date, then the Buyer's rights and obligations to deliver such Closing Balance Sheet shall terminate, and the Seller may (but shall not be obligated to) elect to prepare a closing balance sheet (in accordance with this Section 1.4(a)), in which case such balance sheet shall be deemed the "Closing Balance Sheet." In the event that the Buyer fails to deliver the Closing Balance Sheet within 60 days of the Closing Date, the Seller's reasonable costs and expenses of preparing such Closing Balance Sheet shall be paid by the Buyer. Failure by the Buyer to deliver to the Seller the Closing

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Balance Sheet shall be deemed to be the Buyer's waiver of any claim for, or entitlement to, any decrease in and adjustment to the Purchase Price pursuant to
Section 1.4(f).

            (b) If the Seller, in good faith, disputes the Post-Closing Adjustment Amount as shown on the Closing Balance Sheet prepared by the Buyer, the Seller shall deliver to the Buyer within 30 days after receiving the Closing Balance Sheet a notice setting forth the basis for such dispute and a statement of what the Seller believes is the correct Closing Balance Sheet (determined on the basis set forth in Section 1.4(a)) and the correct Post-Closing Adjustment Amount and describing in reasonable detail the basis for such belief (the "Seller Dispute Notice"). If the Buyer, in good faith, disputes the Post-Closing Adjustment Amount as shown on the Closing Balance Sheet prepared by the Seller (if any), the Buyer shall deliver to the Seller within 30 days after receiving the Closing Balance Sheet a notice setting forth the basis for such dispute and a statement of what the Buyer believes is the correct Closing Balance Sheet (determined on the basis set forth in Section 1.4(a)) and the correct Post-Closing Adjustment Amount and describing in reasonable detail the basis for such belief (the "Buyer Dispute Notice"). The Parties shall use reasonable efforts to resolve such dispute for a period of 30 days after the delivery of the Seller Dispute Notice or the Buyer Dispute Notice, as the case may be. If the Parties resolve such dispute, the Post-Closing Adjustment Amount agreed to by the Parties shall be deemed to be the "Final Post-Closing Adjustment Amount" and the Closing Balance Sheet agreed to by the Parties shall be deemed to be the "Final Closing Balance Sheet."

            (c) If the Parties do not reach a final resolution within 30 days after the Seller has given the Seller Dispute Notice or the Buyer has given the Buyer Dispute Notice, as the case may be, unless the Parties mutually agree to continue their efforts to resolve such differences, PricewaterhouseCoopers LLP or such other firm as the Parties shall agree (the "Neutral Accountants") shall resolve such dispute in the manner provided below. The Parties shall each be entitled to make a presentation to the Neutral Accountants, pursuant to procedures to be agreed to among the Parties and the Neutral Accountants, advocating the merits of the position espoused by such Party; and the Neutral Accountants shall be required to resolve the dispute between the Parties and determine the Post-Closing Adjustment Amount within 15 business days thereafter. The Post-Closing Adjustment Amount determined by the Neutral Accountants shall be deemed to be the Final Post-Closing Adjustment Amount and the Closing Balance Sheet, as adjusted to reflect such determination, shall be deemed to be the Final Closing Balance Sheet. Such determination by the Neutral Accountants shall be conclusive and binding upon the Parties, absent fraud or manifest error. Nothing herein shall be construed to authorize or permit the Neutral Accountants
(i) to determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of the dispute between the Parties regarding the Post-Closing Adjustment Amount, (ii) to resolve any such dispute by making an adjustment to the Closing Balance Sheet that is outside of the range defined by the respective amounts proposed by the Parties in the Closing Balance Sheet prepared by the Buyer and the Seller Dispute Notice, or the Closing Balance Sheet prepared by the Seller and the Buyer Dispute Notice, as the case may be, or (iii) to apply any accounting methods, treatments, principles or procedures other than as described in Section 1.4(a).

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (d) The Seller and the Buyer shall share equally the fees and expenses of the Neutral Accountants; provided, however, that if the Neutral Accountants determine that one Party has adopted a position or positions with respect to the Closing Balance Sheet that is frivolous or clearly without merit, the Neutral Accountants may, in their discretion, assign a greater portion of any such fees and expenses to such Party.

            (e) Failure of the Seller to deliver a Seller Dispute Notice or the Buyer to deliver a Buyer Dispute Notice, as the case may be, within 30 days after receiving the Closing Balance Sheet shall constitute acceptance of the Post-Closing Adjustment Amount set forth on the Closing Balance Sheet, whereupon such Post-Closing Adjustment Amount shall be deemed to be the Final Post-Closing Adjustment Amount and the Closing Balance Sheet shall be deemed to be the Final Closing Balance Sheet. Delivery by the Seller of a Seller Dispute Notice shall constitute final and binding acceptance by the Seller of all portions of the Closing Balance Sheet other than those specifically identified in the Seller Dispute Notice as being subject to a good faith dispute. Delivery by the Buyer of a Buyer Dispute Notice shall constitute final and binding acceptance by the Buyer of all portions of the Closing Balance Sheet other than those specifically identified in the Buyer Dispute Notice as being subject to a good faith dispute.

            (f) If the Post-Closing Adjustment Amount (or if disputed, the Final Post-Closing Adjustment Amount) is a negative number, then the Seller shall pay to the Buyer an amount equal to the absolute value of the Post-Closing Adjustment Amount (or if disputed, the Final Post-Closing Adjustment Amount). If the Final Post-Closing Adjustment Amount (or if disputed, the Final Post-Closing Adjustment Amount) is a positive number, then the Buyer shall pay to the Seller an amount equal to the Post-Closing Adjustment Amount (or if disputed, the Final Post-Closing Adjustment Amount). Any such payment shall be made along with interest at the rate of 4% per annum, compounded monthly, from the Closing Date, and shall be made by wire transfer or other delivery of immediately available funds, within five business days after the date on which the Final Post-Closing Adjustment Amount is determined pursuant to this Section 1.4, to an account designated by the receiving Party within two business days after such determination date.

            (g) For purposes of this Agreement, "Adjusted Purchase Price" means the Purchase Price plus, if applicable, the amount of any payment required to be made by the Buyer to the Seller pursuant to the second sentence of Section 1.4(f) or minus, if applicable, the amount of any payment required to be made by the Seller to the Buyer pursuant to the first sentence of Section 1.4(f).

      1.5 Escrow. On the Closing Date, the Buyer shall deposit the Escrow Amount with the Escrow Agent for the purpose of securing the post-closing obligation of the Seller set forth in Section 7.3 of this Agreement. The Escrow Amount shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Amount shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      1.6 Further Assurances. At any time and from time to time after the Closing Date, as and when requested by either Party hereto and at such Party's expense, the other Party shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are necessary to evidence and effectuate the transactions contemplated by this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of the date hereof, except as set forth in the Disclosure Schedule provided by the Seller to the Buyer on the date hereof (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify (a) the corresponding sections or subsections in this Article II and (b) other sections and subsections in this Article II to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The inclusion of any information in the Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Company, has resulted in or would result in a Company Material Adverse Effect (as defined in Section 2.1), or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of the Seller" or any phrase of similar import shall mean and be limited to the [*] of the [*]. [*] of [*] in the [*] to [*] of a [*] or [*] if [*] in [*] would
[*] be [*] to [*] or [*] of such [*] or other [*] in the [*] of [*] his [*] to the [*] or the [*].

      2.1   Organization, Qualification and Corporate Power.

            (a) The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct business under the laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Company Material Adverse Effect (as defined below), which jurisdictions are set forth in the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now owned and used by it. For purposes of this Agreement, "Company Material Adverse Effect" means any [*], [*] or [*] that is [*] to the [*], [*], [*] or [*] of [*] of the Company as a whole (other than [*], [*] or [*] that are the [*] of [*] the [*] as a whole or that are the [*] of [*] the [*] or [*] in which the Company [*] and that do not [*] the Company). The Company has no subsidiaries.

            (b) The Seller. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite corporate power and authority to carry on the business in which it is now engaged and to own and use the properties now used by it.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (c) Charter and Corporate Records. The Seller has made available to the Buyer correct and complete copies of the corporate charter and bylaws of the Company (each as amended to date), the minute books (containing the records of meetings of the stockholders and the board of directors) and the stock record books of the Company, all of which are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its corporate charter or bylaws.

      2.2   Capitalization.

            (a) The capitalization of the Company is set forth on the Disclosure Schedule. All of the issued and outstanding shares of Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any shares of capital stock of the Company. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts or proxies with respect to the voting, or registration under the Securities Act of 1933, as amended, of the Company.

            (b) At the Closing, the Buyer will acquire from the Seller good and marketable title to the Stock, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other similar lien, contractual restriction or covenant, option or other adverse claim (whether arising by contract or by operation of law), other than (i) applicable securities law restrictions and (ii) those arising by action of the Buyer.

            (c) For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other similar lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (iv) liens for Taxes not yet due and payable, (v) liens for Taxes which are being contested in good faith and by appropriate proceedings, (vi) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (vii) liens arising solely by action of the Buyer, and (viii) liens which do not materially and adversely impair the use or value of the Stock, in each such case only to the extent such liens, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

      2.3 Authority. The Seller and the Parent have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder, and the Seller has all requisite power and authority to execute and deliver the Facility Agreement and the Escrow Agreement and to perform its obligations thereunder. The execution and delivery by the Seller and the Parent of this Agreement and the execution and delivery by the Seller of the Facility Agreement and the Escrow Agreement and the consummation by the Seller and the Parent of the transactions contemplated hereby and thereby have been validly authorized

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

by all necessary corporate action on the part of the Seller and the Parent. This Agreement, the Facility Agreement and the Escrow Agreement have been validly executed and delivered by the Seller and, assuming this Agreement, the Facility Agreement and the Escrow Agreement constitute the valid and binding obligations of the Buyer, constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses. This Agreement has been validly executed and delivered by the Parent and, assuming this Agreement constitutes the valid and binding obligation of the Buyer, constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

      2.4 Noncontravention. Neither the execution and delivery by the Seller of this Agreement, the Facility Agreement or the Escrow Agreement, nor the execution and delivery by the Parent of this Agreement, nor the consummation by the Seller and the Parent of the transactions contemplated hereby or thereby, will:

            (a) conflict with or violate any provision of the charter or bylaws of the Company, the Seller or the Parent;

            (b) require on the part of the Company, the Seller or the Parent any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a Company Material Adverse Effect;

            (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest to which the Company, the Seller or the Parent is a party or by which the Company, the Seller or the Parent is bound or to which any of their respective assets is subject, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Company Material Adverse Effect or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Company Material Adverse Effect; or

            (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Company, the Seller or the Parent or any of their respective

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

properties or assets, except for any violation that would not reasonably be expected to result in a Company Material Adverse Effect.

      2.5 Financial Statements. The Disclosure Schedule includes copies of the following financial statements of the Company: (a) the unaudited balance sheets and statements of operations as of and for the fiscal years ended December 29, 2002 and December 28, 2003 and (b) the unaudited balance sheet (the "Most Recent Balance Sheet") and statement of operations for the six-month period ended July 3, 2004 (the "Balance Sheet Date") (collectively, the "Financial Statements"). The Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, that the Financial Statements (i) do not provide any information below the line item for "research and development," (ii) exclude selling, general and administrative expenses, (iii) are subject to year-end adjustments and do not include footnotes and (iv) include certain allocations of corporate expenses according to methodologies which may be subject to revision.

      2.6 Absence of Certain Changes. Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Company, except for any changes that did not have and would not reasonably be expected to result in a Company Material Adverse Effect.

      2.7   Undisclosed Liabilities; Major Suppliers.

            (a) To the knowledge of the Seller, the Company does not have any Liability (as defined below), except for (a) liabilities shown in the "liabilities" section of the Most Recent Balance Sheet, (b) accounts payable that have arisen since the Balance Sheet Date in the ordinary course of business and (c) contractual and other liabilities which are not required by GAAP to be reflected on a balance sheet. For purposes of this Agreement, "Liability" means any debt, enforceable obligation or other liability that would reasonably be expected to result in Damages to the Company and/or the Buyer in excess of $25,000.

            (b) The Disclosure Schedule accurately identifies, and provides an accurate statement of the amounts paid to, each supplier that received more than $100,000 from the Company in either of its last two completed fiscal years.

      2.8   Tax Matters.

            (a) The Company has filed or had filed on its behalf all material Tax Returns (as defined below) that it was required to file (separately or as part of an Affiliated Group (as defined below)) and all such Tax Returns were correct and complete to the extent they relate to the Company, except for any error or omission that would not reasonably be expected to result in a Company Material Adverse Effect. The Company is not and has never been a member of an Affiliated Group, other than a group the common parent of which is Seller. Seller has properly filed on a timely basis all Income Tax Returns that it was required to file with respect to any

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Affiliated Period (as defined below) and all such Tax Returns were true, correct and complete in all respects to the extent they relate to the Company, except for any error or omission that would not reasonably be expected to result in a Company Material Adverse Effect. The Company has paid (or had paid on its behalf) all Taxes (as defined below) that are shown to be due and payable on any such Tax Returns to the extent they relate to the Company. The unpaid Taxes of the Company for Tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet, and all Taxes attributable to the period commencing on the day following the Balance Sheet Date and continuing through the Closing Date have arisen in the ordinary course of business, except in each case for any Taxes that would not reasonably be expected to result in a Company Material Adverse Effect. The Company (i) does not have any actual or potential liability under Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than the Company, and (ii) is not a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any such Taxes with respect to which the failure to withhold, collect or pay would not reasonably be expected to result in a Company Material Adverse Effect. There are no liens for Taxes (other than liens for Taxes not yet due and payable and liens for Taxes which are being contested in good faith and by appropriate proceedings) upon any of the assets of the Company. For purposes of this Agreement, "Taxes" means all taxes, including without limitation income, gross receipts, ad valorem, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, social security charges and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements, forms or other information required to be supplied to a Taxing Authority (as defined in Section 5.4(a)) in connection with Taxes. For the purposes of this Agreement, "Affiliated Group" shall mean a group of corporations with which the Company or any subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns. For the purposes of this Agreement, "Affiliated Period" shall mean any period in which the Company or any subsidiary was part of an Affiliated Group.

            (b) The Seller has made available to the Buyer (i) complete and correct copies of all federal income Tax Returns of the Company and any Affiliated Group (but, in the case of any such Affiliated Group, only the portions of such Tax Returns relating to the Company) relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company or, to the extent related to the income, business, assets, operations, activities or status of the Company, submitted by, received by or agreed to by or on behalf of any Affiliated Group, and relating to

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Taxes for all taxable periods for which the statute of limitations has not yet expired. The federal income Tax Returns of the Seller, the Company and each other member of an Affiliated Group have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.8(b) of the Disclosure Schedule. No examination or audit of any Tax Return of the Seller or the Company or any other member of an Affiliated Group with respect to an Affiliated Period by any Governmental Entity is currently in progress or, to the knowledge of the Seller, threatened or contemplated. None of the Seller or the Company nor any other member of an Affiliated Group has been informed by any jurisdiction in writing or, to the knowledge of the Seller, verbally that the jurisdiction believes that the Seller or the Company or any other member of an Affiliated Group was required to file any Tax Return that was not filed. None of the Seller or the Company nor any other member of an Affiliated Group has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or
(iii) executed or filed any power of attorney with any Taxing Authority.

            (c) None of the assets of the Company: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954;
(ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (iv) is subject to a lease under Section 7701(h) of the Code or under any predecessor section.

            (d) There are no inclusions of income or exclusions of deductions in connection with installment sales or open transactions, closing agreements with Taxing Authorities, intercompany transactions or excess loan accounts, or changes in accounting methods under Section 481 of the Code (or in each case any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company in any period ending after the Closing Date by reason of any such transaction, agreement or change in any taxable period ending on or before the Closing Date.

            (e) The Company: (i) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company is subject to an election under Section 341(f) of the Code; or (ii) has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

            (f) The Company has not distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (g) The Company is not a party to any agreement, contract, arrangement or plan that has resulted in or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any similar provision of any corresponding foreign, state or local Tax laws).

      2.9 Tangible Personal Property. The Company has good title to, a valid leasehold interest in or a valid license or right to use, all of the material tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests.

      2.10  Owned Real Property. The Company does not own any real property.

      2.11  Leased Real Property. The Company does not lease any real property.

      2.12  Intellectual Property.

            (a) The Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, domain names and copyright registrations that are owned by the Company or licensed for use by the Company (other than copyrights in commercially-available administrative, office, finance, accounting, worker productivity and similar software programs). To the knowledge of the Seller, the Company owns, or is licensed or otherwise possesses valid rights to use, the intellectual property described in or covered by such patents, patent applications, registered trademarks, trademark applications, domain names and copyright registrations, any designs of RF amplifier modules for defense applications manufactured and sold by the Company and any other intellectual property rights necessary for the conduct of the Company's business as it is currently conducted (the "Designated Intellectual Property").

            (b) The Company has not been named in any pending suit, action or proceeding which involves a claim of infringement of any patents, trademarks, trade names, trade secrets, service marks or copyrights of any third party and, to the Seller's knowledge, no such suit, action or proceeding has been threatened against the Company. To the Seller's knowledge, the Company is not infringing any patents, trademarks, trade names, trade secrets, service marks or copyrights of any third party.

            (c) The Company has performed in all material respects the obligations required to be performed by it under the terms of any agreement pursuant to which the Company has rights in any Designated Intellectual Property, and neither the Company nor, to the knowledge of the Seller, any third party is in material default under any such agreement.

            (d) Other than rights and licenses granted to customers, resellers, distributors, OEMs and manufacturers in the ordinary course of business, the Company has not granted to any third party any license or right to the commercial use of any of the Designated Intellectual Property, except for such licenses or rights to commercial use that would not reasonably be likely to result in a Company Material Adverse Effect.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      2.13  Contracts.

            (a) The Disclosure Schedule lists all of the following contracts, agreements or other enforceable obligations (written or verbal) to which the Company is a party or by which the Company is bound as of the date of this Agreement (the "Company Contracts"):

                  (i) any agreement (or group of related agreements with the same party) for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of [*];

                  (ii) any agreement (or group of related agreements with the same party) for the purchase of products or services by the Company under which the undelivered balance of such products and services is in excess of [*];

                  (iii) any agreement (or group of related agreements with the same party) which involves a payment to be made to the Company in excess of [*];

                  (iv) any agreement for the acquisition by the Company of any operating business, whether by merger, stock purchase or asset purchase;

                  (v) any agreement establishing a partnership or joint venture;

                  (vi) any agreement (or group of related agreements with the same party) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which it has imposed a Security Interest on any of its material assets, tangible or intangible, relating to the Company;

                  (vii) any agreement that prohibits the Company from freely engaging in business anywhere in the world;

                  (viii) any agreement with the Company's executive officers or directors pertaining to compensation, indemnification or otherwise;

                  (ix) any agreement with any of the Company's non-officer employees providing annual base annual compensation at a rate in excess of [*];

                  (x) severance, "stay pay" or termination agreement with any officer or other employee of the Company; and

                  (xi) any other agreement, contract or other obligation that is or which would reasonably be expected to be material to the operations or financial condition of the Company;

provided, however, that no agreement referred to in clauses (i) through (xi) above need be disclosed unless the Company currently has, or may in the future have, any rights or obligations thereunder.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (b) The Seller has made available to the Buyer a complete and accurate copy of each Company Contract. Each Company Contract is a valid and binding obligation of the Company and, to the knowledge of the Seller, of each other party thereto, except for any such failure to be valid and binding that would not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor, to the knowledge of the Seller, any other party to any Company Contract is in breach or default and, to the knowledge of the Seller, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default under any Company Contract, except for any such breach or default that would not reasonably be expected to be material to the operations or financial condition of the Company.

      2.14 Litigation. The Disclosure Schedule lists, as of the date of this Agreement, each (a) judgment, order, decree, stipulation or injunction of any Governmental Entity specifically naming the Company, (b) pending action, suit or proceeding by or before any Governmental Entity to which the Company is a party and that is known to the Seller and (c) threatened action, suit or proceeding by or before any Governmental Entity that is known to the Seller and would reasonably be expected to result in a Liability.

      2.15  Employment Matters.

            (a) The Disclosure Schedule contains a list, as of the date of this Agreement, of all employees of the Company (the "Company Employees"). The information previously provided by the Seller to the Buyer with respect to the position, annual rate of compensation and bonus of each Company Employee is accurate in all material respects. Each current Company Employee has entered into a confidentiality and assignment of inventions agreement with the Company, a copy or form of which has previously been made available to the Buyer. Section 2.15(a) of the Disclosure Schedule contains a list of all Company Employees who are a party to a non-competition agreement with the Company; copies of such agreements have previously been made available to the Buyer. The Disclosure Schedule lists all employment contracts between the Buyer and each Company Employee; except as specifically set forth in such contracts, all Company Employees are employed by the Company on an "at-will" basis.

            (b) To the knowledge of the Seller, the Company is not a party to or bound by any collective bargaining agreement and has not experienced any strikes or collective bargaining disputes. In addition, to the knowledge of the Seller, the Company has not experienced any employee grievances or claims of unfair labor practices that have had or would reasonably be expected to result in a Company Material Adverse Effect.

      2.16  Employee Benefits.

            (a) The Disclosure Schedule contains a complete and accurate list of all material Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company (the "Company Benefit Plans"). For purposes of this Agreement, "Employee Benefit Plan" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a "multiemployer plan" (as defined in
Section 4001(a)(3) of ERISA) (a "Multiemployer Plan"),

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) to the extent applicable to more than one employee, any other written or oral plan, agreement or arrangement involving compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, or fringe benefits, but excluding any Employee Benefit Plan required to be maintained or contributed to under foreign law (as to which the Seller has described such Employee Benefit Plan in the Disclosure Schedule). Complete and accurate copies of all Company Benefit Plans and all material related trust agreements, insurance contracts and summary plan descriptions have been made available to the Buyer.

            (b) The Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, or the period for obtaining such a determination letter has not yet closed.

            (c) The Company has never maintained or been required to contribute to any Employee Benefit Plan subject to Title IV of ERISA or to any Multiemployer Plan.

            (d) No act or omission has occurred and no condition exists with respect to any Company Benefit Plan that would subject the Company or the Buyer to any fine, penalty, Tax or liability of any kind imposed under ERISA or the Code (other than liabilities for benefits accrued under Company Benefit Plans for Company Employees and their beneficiaries), except for any fine, penalty, Tax or liability that would not reasonably be expected to result in a Company Material Adverse Effect.

            (e) Except as would not reasonably be expected to result in a Company Material Adverse Effect, there are no unfunded obligations under any Company Benefit Plan providing welfare benefits after termination of employment to any Company Employee (or to any beneficiary of any such employee), excluding continuation of health coverage required to be continued under Section 4980B of the Code or other similar applicable laws.

      2.17  Environmental Matters.

            (a) For purposes of this Agreement, the following terms have the meanings provided below.

                  (i) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Materials of Environmental Concern into the Environment (including, without limitation, (i) the abandonment or discarding of barrels, containers, and other closed receptacles containing any Materials of Environmental Concern or (ii) the release of Materials of Environmental Concern in or into any well, pit, pond, lagoon, impoundment, ditch, landfill or pipeline).

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                  (ii) "Environment" means any surface water, ground water, drinking water supply, land surface, soil or subsurface strata, or ambient air.

                  (iii) "Materials of Environmental Concern" means any hazardous substance, pollutant or contaminant, as those terms are defined under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), solid waste and hazardous waste, as those terms are defined in the Federal Resource Conservation and Recovery Act (as in effect on the date of this Agreement) and oil, petroleum and petroleum products, or any other substance that is listed, defined, designated or classified as hazardous, radioactive or toxic or a pollutant or contaminant under any Environmental Law.

                  (iv) "Environmental Law" means any foreign, federal, state, provincial, or municipal statute, rule, regulation or binding requirement or order in effect prior to or on the Closing Date and relating to the protection of the Environment or occupational health and safety, including, without limitation, any statute, rule, regulation or binding requirement or order pertaining to (A) the presence, manufacture, processing, use, treatment, storage, disposal, transportation, handling or generation of Materials of Environmental Concern; (B) air, water and noise pollution; (C) groundwater and soil contamination; or (D) the Release or threat of Release of Materials of Environmental Concern to the Environment.

                  (v) "Environmental Matters" means any legal obligation or liability arising under Environmental Law.

                  (vi) "Off-Site Liabilities" means Environmental Matters resulting from any transportation, treatment, storage, disposal or Release, or the arrangement therefor, in connection with the Business of any Materials of Environmental Concern, to or at any property, location, site or facility other than a Business Property.

                  (vii) "Company Properties" means that portion of the property located at 2580 Junction Avenue, San Jose, California which is leased to the Seller and used by the Company in the conduct of its business, and such properties that are being or in the past have been used by the Company in the conduct of its business.

            (b) To the knowledge of the Seller, except as described or identified in the Disclosure Schedule or in a document listed in the Disclosure
Schedule:

                  (i) the Company and its operations are in compliance with all applicable Environmental Laws, except for any failures to comply with Environmental Laws that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

                  (ii) there is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation or formal administrative proceeding, investigation or claim relating to any Environmental Law involving any of the Company Properties, except for any such litigations, notices, proceedings, investigations or claims that,

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

                  (iii) the Company has and within the past five years has had all permits, licenses and approvals required under Environmental Law to operate its business, except for any such permits, licenses or approvals the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

                  (iv) no Materials of Environmental Concern have been Released by the Company except in compliance with all applicable Environmental Law, except for any such Releases that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; and

                  (v) to the knowledge of the Seller, the Company is not liable or potentially liable for any response cost or natural resource damages under Section 107(a) of CERCLA, or under any other so-called "superfund" or "superlien" law or similar legal requirement, and the Company is not liable or potentially liable for any Off-Site Liabilities.

            (c) The Seller and Buyer agree that the only representations and warranties of the Seller herein as to any Environmental Matters or any other obligation or liability with respect to Materials of Environmental Concern are those contained in this Section 2.17. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 2.14, 2.18 and 2.19 do not relate to Environmental Matters.

      2.18 Legal Compliance. The Company is in compliance with all applicable laws (including rules and regulations thereunder) of any federal, state or foreign government, or any Governmental Entity, currently in effect, except for such instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Company, the Seller or the Parent has received written notice of any material pending or threatened action, suit, proceeding, hearing, investigation, claim, demand or notice alleging any failure by the Company to so comply.

      2.19 Permits. The Disclosure Schedule lists all permits, licenses, franchises or authorizations from any Governmental Entity held by the Company, the absence of which would reasonably be expected to result in a Company Material Adverse Effect (collectively, the "Permits"). To the knowledge of the Seller, (a) each Permit listed in the Disclosure Schedule is in full force and effect and the Company is not in violation of or default under any Permit and
(b) no suspension or cancellation of any such Permit has been threatened in writing, except for any violation, default, suspension or cancellation that would not reasonably be expected to result in a Company Material Adverse Effect.

      2.20 Brokers' Fees. Neither the Seller nor the Company has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      2.21  Receivables; Major Customers.

            (a) The breakdown and aging of accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date as set forth in Section 2.21(a) of the Disclosure Schedule is accurate and complete in all material respects. All existing accounts receivable of the Company as of the Closing Date arose in the ordinary course of business consistent in all material respects with past practice, represent valid obligations of customers of the Company and are collectible without, to the knowledge of the Seller, any counterclaim or setoff.

            (b) The identification and breakdown of the revenues received from each customer that accounted for more than $250,000 of the gross revenues of the Company in the two most recently completed fiscal years as set forth in Section 2.21(b) of the Disclosure Schedule is accurate and complete in all material respects.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Agreement, the phrase, "to the knowledge of the Buyer" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: Edward A. Keible, Jr., John Mikulsky and Julianne Biagini.

      3.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

      3.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Facility Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement, the Facility Agreement and the Escrow Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and the Facility Agreement and the Escrow Agreement will be, validly executed and delivered by the Buyer and, assuming this Agreement, the Facility Agreement and the Escrow Agreement constitute the valid and binding obligation of the Seller and this Agreement constitutes the valid and binding obligation of the Parent, constitute or will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

      3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement, the Facility Agreement or the Escrow Agreement, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will:

            (a) conflict with or violate any provision of the charter or bylaws of the Buyer;

            (b) require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval which if not obtained or made would not reasonably be expected to result in a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect");

            (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indenture or Security Interest to which the Buyer is a party or by which the Buyer is bound, except for (i) any conflict, breach, default, acceleration or right to terminate or modify that would not reasonably be expected to result in a Buyer Material Adverse Effect or
(ii) any notice, consent or waiver the absence of which would not reasonably be expected to result in a Buyer Material Adverse Effect; or

            (d) violate any order, writ, injunction or decree specifically naming, or statute, rule or regulation applicable to, the Buyer or any of its properties or assets, except for any violation that would not reasonably be expected to result in a Buyer Material Adverse Effect.

      3.4 Litigation. There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

      3.5 Investment Intent. The Buyer is acquiring the Stock for investment for its own account and not with a view to the distribution of any part thereof. The Buyer acknowledges that the Stock has not been registered under U.S. federal or any applicable state securities laws or the laws of any other jurisdiction and cannot be resold without registration under such laws or an exemption therefrom. The Buyer further acknowledges that (a) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Stock, (b) it can bear the economic risk of an investment in the Stock for an indefinite period of time and (c) it has had the opportunity to conduct an independent due diligence review of the Company and its business.

      3.6 Financing. The Buyer has sufficient sources of financing in order to consummate the transactions contemplated by the Agreement and to fulfill its obligations hereunder, including

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

without limitation payment to the Seller of the Initial Purchase Price and delivery to the Escrow Agent of the Escrow Amount at the Closing.

      3.7 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates (as defined below) in order to effect the transactions contemplated by this Agreement, the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer. For the purpose of this Agreement, "Affiliate" shall have the meaning assigned to it in Rule 12b-2 of the Securities Exchange Act of 1934.

      3.8 Due Diligence by the Buyer. The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in Article II, including the Disclosure Schedule. Such representations and warranties by the Seller constitute the sole and exclusive representations and warranties of the Seller to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability or suitability as to any of the assets of the Company, and it is understood that the Buyer takes the Company, its assets and its business as is and where is (subject to the benefit of the representations and warranties set forth in this Agreement). The Buyer further acknowledges and agrees that any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller or any of its Affiliates. The Buyer has no knowledge that any of the representations and warranties of the Seller in this Agreement is not true and correct, and the Buyer has no knowledge of any errors in, or omissions from, the Disclosure Schedule.

                                   ARTICLE IV
                                 INDEMNIFICATION

      4.1 Indemnification by the Seller. Subject to the terms and conditions of this Article IV, from and after the Closing, the Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all liabilities, monetary damages, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses,

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

including any fees and expenses incurred in defending any third-party claim for which the Indemnifying Party (as defined below) is ultimately determined to be responsible for indemnifying the Indemnified Party (as defined below) pursuant to this Article IV) (collectively, "Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from or constituting:

            (a) any breach of a representation or warranty of the Seller contained in this Agreement;

            (b) any failure by the Seller to perform any covenant or agreement contained in this Agreement; or

            (c) (1) the presence of any Materials of Environmental Concern in connection with the operation of the business of the Company at any site owned, leased, occupied or controlled by the Company at any time prior to the date of this Agreement, or at any site owned, leased, occupied or controlled by the Seller or the Parent or any of their respective Affiliates in connection with the business of the Company, (2) the generation, transportation, importation, use, treatment, storage, or Release of any Materials of Environmental Concern by or on behalf of the Company at any time prior to the date of this Agreement, or by or on behalf of the Seller or the Parent or any of their respective Affiliates in connection with the business of the Company, or (3) the failure of the Company or any of its Affiliates to comply with Environmental Law prior to the Closing Date.

      4.2 Indemnification by the Buyer. Subject to the terms and conditions of this Article IV, from and after the Closing, the Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof resulting from or constituting:

            (a) any breach of a representation or warranty of the Buyer contained in this Agreement; or

            (b) any failure by the Buyer to perform any covenant or agreement contained in this Agreement.

      4.3   Claims for Indemnification.

            (a) Third-Party Claims. All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures. A person entitled to indemnification under this
Article IV (an "Indemnified Party") shall give prompt written notification to the person from whom indemnification is sought (the "Indemnifying Party") of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the amount of the Damages claimed. Within 30 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Damages" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.

            (b) Procedure for Claims. An Indemnified Party wishing to assert a claim for indemnification under this Article IV shall deliver to the Indemnifying Party a written notice (a "Claim Notice") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article IV and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages. Within 30 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or
(III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within 60 days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      4.4   Survival.

            (a) The representations and warranties of the Seller and the Buyer set forth in this Agreement shall survive the Closing and continue until the one-year anniversary of the Closing Date, at which time they shall expire. Notwithstanding the foregoing, (i) the representations and warranties of the Seller contained in Sections 2.1, 2.2 and 2.3 and of the Buyer contained in Sections 3.1 and 3.2 shall survive the Closing without limitation and (ii) the representations and warranties of the Seller contained in Sections 2.8 and 2.17 shall expire upon the occurrence of the Closing.

            (b) If an indemnification claim is properly asserted in writing pursuant to Section 4.3 prior to the expiration as provided in Section 4.4(a) of the representation or warranty that is the basis for such claim, then such representation or warranty shall survive until, but only for the purpose of, the resolution of such claim.

      4.5   Limitations.

            (a) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement:

                  (i) the Seller shall be liable with respect to claims under this Article IV for only that portion of the aggregate Damages related to such claims, considered together, which exceeds [*];

                  (ii) the aggregate liability of the Seller for all Damages under this Article IV shall not exceed an amount equal to [*];

                  (iii) the Buyer shall not be entitled to make any claim for indemnification with respect to any matter to the extent the Purchase Price has been adjusted to reflect such matter pursuant to Section 1.4, and the amount of any Damages for which a Party is entitled to indemnification as provided under this Article IV shall be calculated net of any accruals, reserves or provisions therefor reflected in the Final Closing Balance Sheet; and

                  (iv) effective as of the Closing, (A) the Buyer hereby waives (on its own behalf and that of each of its subsidiaries, including the Company) any claim the Company may have against Seller or any of its Affiliates as of the Closing Date; and (B) the Parent hereby waives (on its own behalf and that of each of its subsidiaries) any claim the Parent or any of its subsidiaries may have against the Company. In releasing claims unknown to the Parties at present, each Party is waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

            (b) In no event shall any Indemnifying Party be responsible or liable for any Damages or other amounts under this Article IV that are consequential, in the nature of lost

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

profits, diminution in the value of property, special or punitive or otherwise not actual damages. Seller and Buyer shall (and shall cause their respective Affiliates to) use reasonable commercial efforts to pursue all legal rights and remedies available in order to minimize the Damages for which indemnification is provided to it under this Article IV.

            (c) The amount of Damages recoverable by an Indemnified Party under this Article IV with respect to an indemnity claim shall be reduced by the amount of any payment actually received by such Indemnified Party (or an Affiliate thereof), with respect to the Damages to which such indemnity claim relates, from any insurance carrier. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Damages for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article IV with respect to such claim plus the amount of the insurance payments received, over (B) the amount of Damages with respect to such claim which the Indemnified Party has become entitled to receive under this Article IV. In no event shall this Section 4.5(c) require an Indemnified Party to make any insurance claims.

            (d) Except with respect to claims for equitable relief, including specific performance, made with respect to breaches of any covenant or agreement contained in this Agreement, or claims involving the commission of actual fraud by the Indemnifying Party, the rights of the Indemnified Parties under this
Article IV and Article V shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims covered by Article IV or Article V or otherwise relating to the transactions that are the subject of this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement. In addition, notwithstanding anything to the contrary set forth herein, the sole and exclusive remedy of the Buyer for any breach by the Seller of its obligations under Section 7.3 of this Agreement shall be as provided in the Escrow Agreement.

            (e)   To the extent any representation or warranty of the Seller in
Article II is, to the knowledge of the Buyer on or prior to the Closing Date, untrue or incorrect, the Buyer shall have no rights to indemnification under this Article IV by reason of such untruth or inaccuracy.

      4.6 Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Adjusted Purchase Price.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   ARTICLE V
                                   TAX MATTERS

      5.1   Preparation and Filing of Tax Returns; Payment of Taxes.

            (a) The Seller shall be responsible for the preparation and filing of (i) all Tax Returns for the Seller for all periods, (ii) all Tax Returns for any Income Taxes (as hereinafter defined) of the Company for all taxable periods that end on or before the Closing Date and (iii) all other Tax Returns of the Company required to be filed (taking into account extensions) prior to the Closing Date. For purposes of this Agreement, "Income Taxes" shall mean any Taxes imposed upon or measured by net income. The Seller shall make or cause to be made all payments required with respect to any such Tax Returns. The Buyer shall promptly reimburse the Seller for the amount of any such Taxes paid by the Seller (i) to the extent such Taxes are attributable (as determined under Section 5.3 hereof) to periods following the Closing Date and (ii) to the extent of any reserves for Taxes on the Final Closing Balance Sheet (the "Tax Reserves").

            (b) The Buyer shall be responsible for the preparation and filing of all other Tax Returns for the Company after the Closing Date. The Buyer shall make all payments required with respect to any such Tax Returns; provided, however, that the Seller shall promptly reimburse the Buyer to the extent any payment the Buyer is required to make relates to the operations of the Company for any period ending (or deemed pursuant to Section 5.3(b) to end) on or before the Closing Date to the extent such portion of the payment exceeds the amount of the Tax Reserves as adjusted for payments pursuant to Section 5.1(a) and this
Section 5.1(b).

            (c) Any Tax Return to be prepared and filed for taxable periods beginning before the Closing Date and ending after the Closing Date shall be prepared on a basis consistent with the last previous similar Tax Return, and the Buyer shall consult with the Seller concerning each such Tax Return and report all items with respect to the period ending on the Closing Date in accordance with the instructions of the Seller; provided, however, that if the Buyer is advised by counsel that the filing of any Tax Return and the reporting on such Tax Return of any item in accordance with the instructions of the Seller may subject the Buyer to any penalties or fines, the Buyer may file such Tax Return without regard to the Seller's instructions relating to such item. The Buyer shall provide the Seller with a copy of each proposed Tax Return (and such additional information regarding such Tax Return as may reasonably be requested by the Seller) at least 20 days prior to the filing of such Tax Return.

            (d) The Buyer and the Seller shall each be responsible for the payment of 50% of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (e) The Buyer shall be responsible for the payment of any and all Taxes attributable to the acts or omissions of the Buyer or the Buyer's Affiliates occurring from and after the Closing.

      5.2   Tax Indemnification.

            (a) The Seller shall indemnify and hold harmless the Buyer, the Company, and any successors thereto or Affiliates thereof in respect of and against (i) Damages resulting from, relating to, or constituting any failure to perform any covenant or agreement set forth in this Article V, and (ii) without duplication, the following Taxes to the extent such Taxes exceed the Tax
Reserves:

                        (A) Any Taxes for any taxable period ending (or deemed pursuant to Section 5.3(b) to end) on or before the Closing Date due and payable by the Company; and

                        (B) Any Taxes for any taxable period ending (or deemed pursuant to Section 5.3(b) to end) on or before the Closing Date for which the Company has any liability under Treasury Regulations Section 1.1502-6 or under any comparable or similar provision of state, local or foreign laws, as a transferee or successor, or pursuant to any contractual obligation.

            (b) The Buyer shall indemnify and hold harmless the Seller in respect of and against (i) the failure to perform any covenant or agreement set forth in this Article V, and (ii) without duplication, the following Taxes:

                        (A) Any and all Taxes due and payable by the Company for any taxable period beginning (or deemed pursuant to Section 5.3(b) to begin) after the Closing Date;

                        (B) 50% of any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement whether levied on the Buyer, the Seller, the Company, or any of their respective Affiliates;

                        (C)   The Tax Reserves; and

                        (D) Any and all Taxes attributable to the acts or omissions of the Buyer or the Buyer's Affiliates occurring from and after the Closing.

      5.3   Allocation of Certain Taxes.

            (a) The Buyer and the Seller agree that if the Company or the Seller is permitted but not required under applicable foreign, state or local Tax laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

day of a taxable period. The Buyer and the Seller agree that they will treat the Company as if it ceased to be part of the affiliated group of corporations of which the Seller is a member within the meaning of Section 1504 of the Code, and any comparable or similar provision of state, local or foreign laws or regulations, as of the close of business on the Closing Date.

            (b) Any Taxes for a taxable period beginning before and ending after the Closing Date shall be paid by the Buyer or its Affiliates and the portion of any such Taxes allocable to the portion of such period ending on the Closing Date shall be deemed to equal (i) in the case of Taxes that (A) are based upon or related to income or receipts or (B) imposed in connection with any sale or other transfer or assignment of property, the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of the provisions of Section 5.1, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

      5.4   Refunds and Carrybacks.

            (a) The Seller shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes with respect to the Company attributable to taxable periods ending (or deemed pursuant to Section 5.3(b) to end) on or before the Closing Date.

            (b) The Buyer and/or its Affiliates, as the case may be, shall be entitled to any refunds (including any interest paid thereon) or credits of Taxes with respect to the Company attributable to taxable periods beginning (or deemed pursuant to Section 5.3(b) to begin) after the Closing Date.

            (c) The Buyer shall forward to or reimburse the Seller for any such refunds (including any interest paid thereon) or credits due the Seller after receipt thereof, and the Seller shall promptly forward to the Buyer or reimburse the Buyer for any such refunds (including any interest paid thereon) or credits due the Buyer after receipt thereof.

            (d) The Buyer and the Seller agree that, with respect to any Tax, the Company shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date to any taxable period ending on or before the Closing Date.

      5.5   Cooperation on Tax Matters; Tax Audits.

            (a) The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Company illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns,

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any applicable governmental authority responsible for the imposition of Taxes (the "Taxing Authority") which relate to the Company, and providing copies of all relevant Tax Returns to the extent related to the Company, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested party may possess. The Buyer and the Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

            (b) The Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment relating to any and all Taxes for any taxable period ending on or before the Closing Date with respect to the Company. The Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment relating to Taxes with respect to the Company; provided that, with respect to (i) any state, local or foreign Taxes for any taxable period beginning before the Closing Date and ending after the Closing Date and (ii) any item the adjustment of which may cause the Seller to become obligated to make any payment pursuant to Section 5.1(a) hereof, the Buyer shall consult with the Seller with respect to the resolution of any issue that would affect the Seller, and not settle any such issue, or file any amended Tax Return relating to such issue, without the consent of the Seller. Where consent to a settlement is withheld by the Seller pursuant to this Section 5.5(b), the Seller may continue or initiate any further proceedings at its own expense, provided that any liability of the Buyer, after giving effect to this Agreement, shall not exceed the liability that would have resulted had the Seller not withheld its consent.

      5.6 Termination of Tax Sharing Agreements. All Tax sharing agreements or similar arrangements with respect to or involving the Company shall be terminated prior to the Closing Date and, after the Closing Date, the Buyer and its Affiliates shall not be bound thereby or have any liability thereunder.

      5.7 Scope of Article V. Any claim by any Party relating to a breach by the other Party of its obligations under this Article V shall be pursued in accordance with the procedures for indemnification claims, and shall otherwise be subject to the terms and conditions, set forth in Article IV. Notwithstanding the foregoing or any other term or condition of Article IV, (a) claims for a breach of an obligation under this Article V may be made by a party at any time prior to the 60th day after the expiration of the statute of limitations applicable to the Tax matter to which the claim relates and (b) to the extent there is any inconsistency between the terms of Article IV and this Article V with respect to the allocation of responsibility between the Seller and the Buyer for Taxes relating to the Company, the provisions of this Article V shall govern.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   ARTICLE VI
                                EMPLOYEE MATTERS

      6.1 Employment. The Buyer shall offer (or cause the Company to continue) employment, on an "at-will" basis (except, in the case of continued Company employment, to the extent otherwise provided in any agreement referenced in
Section 2.15(a) of the Disclosure Schedule), commencing on the Closing Date to all Company Employees, including those on vacation, military leave, leave of absence (whether paid or unpaid), disability or layoff, on the terms set forth in Section 6.4. Nothing in the foregoing sentence will limit the Buyer's ability to terminate the employment of any Company Employee at any time after the Closing (except to the extent otherwise provided in any agreement referenced in Section 2.15(a) of the Disclosure Schedule).

      6.2 Cessation of Business Benefit Plan Participation; 401(k) Plan Matters. Effective as of the Closing, all Company Employees who participate in any defined contribution plan qualified under Section 401 of the Code sponsored by the Seller or the Parent (the "Seller's 401(k) Plan") shall cease to participate in said plan. The Buyer shall establish, if it does not already maintain, a salary deferral plan qualified under Section 401 of the Code which shall accept direct or indirect rollovers by Company Employees of their vested interest in the Seller's 401(k) Plan.

      6.3 Employment Related Liabilities. The Buyer shall assume liability for and shall pay directly to the appropriate Company Employee (or reimburse the Parent or Seller, as appropriate, for amounts that any of them pay to any such Company Employee) any amounts to which any Company Employee becomes entitled as a result of, or in connection with (a) the sale of the Company hereunder, (b) the Buyer's failure to offer employment or to employ Company Employees in accordance with Section 6.1 or applicable local law, (c) the employment of any Company Employee on or after the Closing Date, (d) any change or proposed change to the remuneration, benefits, terms and conditions of employment, or the working conditions of any Company Employee after the Closing Date and (e) the termination of employment of any Company Employee on or after the Closing Date. Notwithstanding the foregoing, neither the Buyer nor the Company shall have any liability under any Company Benefit Plan after the Closing, except with respect to the agreements and plans set forth on Schedule 6.3, which the Parties agree will not be affected by the Closing.

      6.4 Compensation; Employee Benefits; Severance Plans. The Buyer will [*] for [*] with [*], up to a [*] of [*], under all the [*] in effect immediately prior to the Closing Date with respect to [*] of the [*)] including, without limitation [*], to all [*] who accept the [*] of [*] or who [*] as [*] of the [*] on the [*] (collectively, [*], to the same extent such [*] was [*] under [*] of [*] in which the [*] prior to the [*]; provided, however, that there shall be no [*] of [*] as a result of such [*]. The Seller shall cause all severance pay plans, programs and practices in effect immediately prior to the Closing Date with respect to any Company Employee to be terminated effective as of the Closing, other than such plans, programs and practices set forth on Schedule
6.3. None of the provisions of this Agreement, including this Section 6.4, shall affect the Buyer's or the Company's employment of the Company Employees on an "at-will" basis

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(except to the extent otherwise provided in any agreement referenced in Section 2.15(a) of the Disclosure Schedule).

      6.5 Welfare Plans. With respect to any Buyer Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or any plan directly or indirectly maintained or contributed to by the Buyer providing similar benefits to an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), the Buyer shall, to the extent permitted by its insurance carriers, (a) cause to be waived any pre-existing condition limitations or actively-at-work requirements and (b) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such New Buyer Employees with respect to similar plans maintained by the Seller or any of its Affiliates for such New Buyer Employees immediately prior to the Closing Date. The Buyer shall make appropriate arrangements to allow the use by New Buyer Employees of any amounts available under any cafeteria plan or flexible spending account (as defined in Section 125 of the Code) which was maintained by the Seller or any of its Affiliates for such New Buyer Employees; provided, however, that the Seller and its Affiliates shall be required to transfer to the Buyer the dollar amount of such available amounts under such cafeteria plan or flexible spending account.

      6.6 No Hiring or Solicitation of Employees. The Seller and the Parent each agrees that during the period commencing on the Closing Date and continuing until the first anniversary of the Closing Date, they shall not, and shall not permit any of their Affiliates or Subsidiaries to: (a) hire any employee of the Buyer or its Affiliates or Subsidiaries (including the Company), or (b) knowingly directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Seller's or the Parent's own behalf or on behalf of any other person or entity) any employee of the Buyer or its Affiliates or Subsidiaries (including the Company) to leave his or her employment with the Buyer or any Subsidiary (including the Company) or Affiliate of the Buyer, it being understood that any advertisement for job positions of a general nature shall not be a violation hereof. The Buyer agrees that during the period commencing on the Closing Date and continuing until the first anniversary of the Closing Date, the Buyer shall not, and shall not permit any of its Affiliates or Subsidiaries (including the Company) to: (a) hire any employee of the Seller or the Parent or their Affiliates or Subsidiaries, or (b) knowingly directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Buyer's own behalf or on behalf of any other person or entity) any employee of the Seller or the Parent or their Affiliates or Subsidiaries to leave his or her employment with the Seller or the Parent or any Subsidiary or Affiliate of the Seller or the Parent, it being understood that any advertisement for job positions of a general nature shall not be a violation hereof.

                                  ARTICLE VII
                          OTHER POST-CLOSING COVENANTS

      7.1   Access to Information; Record Retention; Cooperation.

            (a) Access to Information. Subject to compliance with contractual obligations and applicable law and regulations regarding classified information and security clearance,

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information (collectively, "Information") within the possession or control of such Party relating to the Company and its business and (ii) reasonable access to the personnel of such Party. Requests may be made under this Section 7.1(a) for financial reporting and accounting matters, preparing financial statements, preparing, reviewing and analyzing the Closing Balance Sheet, resolving any Disputes under Section 1.4, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessments, preparing securities law or securities exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing obligations under this Agreement, and all other proper business purposes.

            (b) Preparation of the Seller Financial Statements. Without limitation of the provisions of Section 7.1(a), following the Closing, the Buyer shall provide to the Seller all information relating to the Company reasonably required for the Seller to prepare the 8-K Financial Statements (as defined below), the 10-Q Financial Statements (as defined below) and the financial statements of the Seller and its Affiliates. In connection with the preparation of (i) the Closing Balance Sheet, the 8-K Financial Statements and the 10-Q Financial Statements and (ii) such financial statements, the Buyer shall provide the Seller (and its auditors) with reasonable access to the Company, its financial management and any accountant's work papers, and all financial books, accounts and records relating to the Company and its business. In addition, the Buyer shall provide to the Seller and the Seller's auditors all consents, management representation letters, engagement letters and similar documentation reasonably requested by the Seller or the Seller's auditors in connection with the preparation of the 8-K Financial Statements and the 10-Q Financial Statements.

            (c) Reimbursement. A party making Information or personnel available to another party under Section 7.1 shall be entitled to receive from such other party, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing party.

            (d) Retention of Records. Except as may otherwise be required by law or agreed to in writing by the Seller and Buyer, each of Seller and Buyer shall use reasonable commercial efforts to preserve, until six years after the Closing Date, all Information in its possession or control pertaining to the Company prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, either Party may offer in writing to the other Party to deliver such Information to the other Party, and if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (e) Confidentiality. Each of Seller and Buyer shall hold, and shall use reasonable commercial efforts to cause its respective Affiliates, consultants and advisors to hold, in strict confidence all Information concerning the other furnished to it by the other or their representatives pursuant to this Section 7.1 (except to the extent that such Information (i) is or becomes generally available to the public other than as a result of any action or inaction by the receiving party, (ii) was within the possession of the receiving party prior to it being furnished to the receiving party by or on behalf of the disclosing party pursuant hereto, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information, or (iii) is or becomes available on a non-confidential basis to the receiving party from a source other than the disclosing party, provided that the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any person or entity with respect to such information), and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors, unless compelled to disclose such Information by judicial or administrative process or by other requirements of law or so as not to violate the rules of any stock exchange; provided, however, that in the case of disclosure compelled by judicial or administrative process, the receiving party shall (to the extent permitted by applicable law) notify the disclosing party promptly of the request and the documents requested thereby so that the disclosing party may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or other remedy or the receipt of a waiver hereunder, a Party is, in the written opinion of its counsel, compelled to disclose any Information to any tribunal or other entity or else stand liable for contempt or suffer other censure or penalty, such Party may so disclose the Information without liability hereunder; provided, however, that, such Party gives written notice to the other Party of the information to be disclosed (including copies of the relevant portions of the relevant documents) as far in advance of its disclosure as is practicable, uses all reasonable efforts to limit any such disclosure to the precise terms of such requirement and cooperates with the disclosing party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information by the tribunal or other entity.

      7.2 Non-Competition. During the period commencing on the Closing Date and continuing until the third anniversary of the Closing Date (the "Noncompetition Period"), the Parent shall not (and shall cause each Noncompetition Party (as defined below) not to), directly or indirectly develop any business, division or enterprise that manufactures or sells RF amplifer modules for defense applications competitive with the RF modules made available for sale by the Buyer for such applications on the Closing Date (the "Restricted Business"). Notwithstanding the foregoing, no Noncompetition Party shall be prohibited from:

            (a) continuing to sell products or services that are made available for sale by any Noncompetition Party as of the date hereof, or selling products or services to an entity that is engaged in the Restricted Business, so long as the products sold by the Noncompetition Party are not RF amplifier modules for defense applications;

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (b) purchasing products or services from, or otherwise engaging in a subcontracting or commercial relationship (other than a subcontracting or commercial relationship primarily relating to the manufacturing or sale of RF modules for defense applications) with an entity which is engaged in the Restricted Business;

            (c) performing its obligations under this Agreement and the Facility Agreement or otherwise taking actions in connection with the completion or sale of the Company;

            (d) merging with, purchasing or otherwise acquiring or owning any entity which is engaged in the Restricted Business; or

            (e) acquiring or owning less than 5% (by voting power) of the outstanding capital stock of any publicly-traded company which is engaged in the Restricted Business;

For purposes of the Agreement, "Noncompetition Party" means the Parent and any Subsidiary of the Parent while (but only while) such entity is a Subsidiary of the Parent and "Subsidiary" means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Parent (or another Subsidiary) holds stock or other ownership interests representing more than 50% of the voting power of all outstanding stock or ownership interests of such entity; provided, however, Noncompetition Party shall not include any party with which the Parent merges or any party that purchases or otherwise acquires the Parent, and the Buyer hereby acknowledges that the terms of this Section 7.2 shall not be binding upon any party to any such merger, purchase or acquisition.

      7.3 Financial Statements. Subject to the Buyer's compliance with the provisions of Section 7.1(a) or Section 7.1(b) above, within 60 days following the Closing Date, the Seller shall prepare and deliver to the Buyer audited financial statements of the Company for the fiscal year ended December 28, 2003 and unaudited financial statements for the six months ended July 3, 2004 (the "8-K Financial Statements") and unaudited financial statements of the Company for each of the four quarters in the four-quarter period ended July 3, 2004 (the "10-Q Financial Statements"). The Seller shall deliver drafts of such financial statements to the Buyer in preliminary, unaudited form as soon as practicable after the Closing Date. The Buyer and the Seller shall each be responsible for the payment of 50% of the costs and expenses incurred by the Seller in connection with the preparation of the 8-K Financial Statements and the 10-Q Financial Statements; provided, however, that the portion of such fees and expenses for which the Buyer shall be responsible pursuant to this sentence shall not exceed $75,000.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Press Releases and Announcements. No Party shall issue (and each Party shall cause its Affiliates not to issue) any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party (and any Affiliate of such Party) may make any public disclosure it

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

believes in good faith is required by law, regulation or stock exchange or NASDAQ National Market listing requirement (in which case the disclosing Party shall advise the other Party and the other Party shall, if practicable, have the right to review such press release or announcement prior to its publication).

      8.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

      8.3 Action to be Taken by Affiliates. The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates. Prior to the Closing, the Company will be deemed, for purposes of this Agreement, to be an Affiliate of the Seller and not of the Buyer. Following the Closing, the Company will be deemed, for purposes of this Agreement, to be an Affiliate of the Buyer and not of the Seller.

      8.4 Entire Agreement. This Agreement (including the documents referred to herein) and the Confidentiality Agreement (as defined below) constitute the entire agreement between the Buyer and the Seller with respect to the subject matter hereof. This Agreement supersedes any prior agreements or understandings among the Buyer, on the one hand, and the Seller, on the other hand, and any representations or statements made by or on behalf of the Seller or any of its Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement. The Confidentiality Agreement, insofar as it covers information relating to the Company, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder. For the purposes of this Agreement, "Confidentiality Agreement" means the confidentiality agreement by and between the Parent and the Buyer dated as of May 15, 2004.

      8.5 Succession and Assignment. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by any Seller), which written approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder, may be assigned, without such consent, to any entity that acquires all or substantially all of a Party's business or assets. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

      8.6 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to the Buyer:                             Copy to:

Endwave Corporation                          Cooley Godward LLP
776 Palomar Avenue                           One Maritime Plaza, 20th Floor
Sunnyvale, CA 94085                          San Francisco, CA 94111

Telecopy: 408-617-8105                       Telecopy: 415-951-3699
Attention: Julianne M. Biagini               Attention: Jodie M. Bourdet, Esq.

If to the Seller or the Parent:              Copies to:

Bookham Technology plc                       Wilmer Cutler Pickering
1-10 Brewer Hunt Way                              Hale and Dorr LLP
Ottawa, Ontario, K2K 2B5                     60 State Street
Canada                                       Boston, MA 02109
Phone: 613-270-4050                          Phone: 617-526-6000
Fax: 613-270-4003                            Fax: 617-526-5000
Attn: Thomas Kelley, Esq.                    Attn: John A. Burgess, Esq.

                                             and

                                             Bookham Technology plc
                                             90 Milton Park
                                             Abingdon, Oxfordshire
                                             OX14 4RY
                                             United Kingdom
                                             Phone: 011-44-1235-837-000
                                             Fax: 011-44-1235-837-200
                                             Attn: Philip Davis, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      8.7 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties and, to the extent that Section 7.2 is amended or modified, the Parent. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      8.9 Expenses. Except as otherwise specifically provided to the contrary in this Agreement and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller shall bear any costs and expenses (including legal fees and expenses) incurred by the Company in connection with this Agreement and the transactions contemplated hereby.

      8.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable fees, costs and expenses in connection with such suit or action, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of any successful appeals.

      8.11 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

      8.12 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      8.13  Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (c) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

            (e) All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

      8.14 Waiver of Jury Trial. To the extent permitted by applicable law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of any Party in the negotiation, administration, performance and enforcement of this Agreement.

      8.15 Incorporation of Exhibits and Schedules. The Exhibit and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

      8.16 Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

                  [Remainder of page intentionally left blank]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                       SELLER:

                                       NEW FOCUS, INC.

                                       By: /s/Stephen Abely
                                           -------------------------------------
                                       Name: Stephen Abely

                                       Title: President

                                       BUYER:

                                       ENDWAVE CORPORATION

                                       By: /s/ Edward A. Keible Jr.
                                           -------------------------------------
                                       Name: Edward A. Keible Jr.

                                       Title: Chief Executive Officer

                                       The undersigned hereby enters into this
                                       Agreement solely for purposes of
                                       agreeing to be bound by the provisions of Sections 4.5(a)(iv), 6.6 and 7.2 hereof.

                                       BOOKHAM TECHNOLOGY PLC

                                       By: /s/ Giorgio Anania
                                           -------------------------------------
                                       Name: Giorgio Anania

                                       Title: Chief Executive Officer

                 [Signature page to Purchase and Sale Agreement]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  Execution Copy

                          TRANSITION FACILITY AGREEMENT

      This TRANSITION FACILITY AGREEMENT (this "Agreement") is made this 21st day of July, 2004, by and between Endwave Corporation, a Delaware corporation ("Acquirer"), and New Focus, Inc., a Delaware corporation ("Seller").

      WHEREAS, Acquirer and Seller are parties to a Purchase and Sale Agreement dated as of July 21, 2004 (the "Purchase and Sale Agreement"), pursuant to which Seller has agreed to sell its wholly-owned subsidiary, JCA Technology, Inc. (the "Company"), to Acquirer for cash; and

      WHEREAS, in connection with the Purchase and Sale Agreement, Seller has agreed to permit Acquirer to occupy and use certain premises leased by Seller and to provide Acquirer certain services for the periods and on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.    THE FACILITY

1.1 Use of Facility. Subject to the provisions of this Agreement, including Schedule A attached hereto, Seller shall make that portion of Seller's leased property located at 2580 Junction Avenue, San Jose, California, which is used on the date hereof in the conduct of the business of the Company (such portion referred to herein as the "Facility"), available to Acquirer for the continued operation of the business of the Company from the date hereof until the expiration or termination of this Agreement in accordance with Section 5 hereof.

1.2 Acquirer's Acknowledgment. Acquirer acknowledges that Seller has informed Acquirer as follows: (i) the [*] is [*] to a [*] dated as of [*], as amended (the "[*]"), by and between [* as successor to [*], as [*] ("[*]"), and Seller, as [*]; (ii) a copy of the [*] has been delivered to [*]; and (iii) Seller has not [* or [*] the [*] or [*] of [*] to this [*].

1.3 Insurance. Prior to or simultaneously upon using or occupying the Facility, Acquirer shall deliver to Seller evidence that the Facility is covered by the Acquirer's current comprehensive general liability insurance including personal injury and that Seller has been added as a beneficiary to such coverage with respect to the Facility. Acquirer shall maintain in effect with respect to any period Acquirer occupies or uses the Facility such comprehensive general liability insurance.

2.    SERVICES

2.1 General. During the term of this Agreement, Seller (or an Affiliate of Seller designated by Seller for this purpose) shall provide, or cause such designated Affiliate to provide, the services (individually, a "Service" and collectively, the "Services") set forth in Schedule B attached hereto.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.2 Level of Services. The Services shall be substantially similar in scope, quality and nature to those provided by Seller to the Company prior to the date hereof and shall in no event be higher than the levels at which such services were provided by Seller to the Company prior to the date hereof.

3.    PAYMENT; EXPENSES

3.1 Acquirer's Payment. In consideration for access to and use of the Facility and for the Services, Acquirer shall pay Seller in cash in immediately available funds U.S. $50,000 per month until this Agreement expires or terminates in accordance with Section 5 of this Agreement; provided, however, if Acquirer occupies or uses the Facility for any portion of a month, Acquirer shall pay Seller (in the manner provided in this Section 3) an amount equal to: (i) the total number of days in such portion of a month, divided by the total days in such month, (ii) multiplied by [*]. All payments to be made by Acquirer hereunder for each month (or any portion thereof) during the term of this Agreement shall be paid by Acquirer to Seller no later than ten (10] days following the end of such month. Any amount payable under this Section 3 that is not paid when due shall bear interest from and after the date on which such payment first became overdue at a monthly rate equal to the lesser of (i) ten percent (10%) or (ii) the maximum rate permitted under applicable law. Acquirer agrees to pay on demand all costs of collection, including reasonable attorneys' fees, incurred by Seller in collecting any such amounts.

3.2 Operating Expenses. All electric, gas and telephone utility expenses incurred in operating and maintaining the Facility that are in excess of 110% of the current electric, gas and telephone utility usage rates of the Seller shall be the obligation of the Acquirer.

4.    INDEMNIFICATION AND LIMITATION OF LIABILITY

4.1 Indemnification by Acquirer. Acquirer shall indemnify and hold Seller and its Affiliates harmless against any and all liabilities, damages, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Damages") arising from (i) the material breach by Acquirer of any of its obligations hereunder, (ii) the use of the Facility during the term of this Agreement (including, without limitation, the Common Areas as defined in Schedule A hereto) by Acquirer, the Company or their respective agents, contractors, licensees or invitees in a manner inconsistent with this Agreement or the Prime Lease, (iii) injury to or death of any person, or damage to or loss of any property, on or about the Facility, in connection with the use or occupancy thereof or (iv) injury to or death of any employee of Acquirer or the Company or any of Acquirer's or the Company's agents, contractors, licensees or invitees, or damage to or loss of any property, on or about the Common Areas, or on adjoining sidewalks, streets or ways, in connection with the use or occupancy of any thereof.

4.2 Defense. If notified promptly in writing of any action brought against Seller or its Affiliates based on a claim described in Section 4.1 above, Acquirer shall defend such action at its expense and pay all costs and damages finally awarded in such action or settlement which are attributable to such claim. Acquirer shall have sole control of the defense of any such action and all negotiations for its settlement or compromise, provided that such settlement or compromise

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

includes an unconditional release of Seller and its Affiliates from all Damages with respect to such claim or action in form and substance reasonably satisfactory to Seller. Seller shall reasonably cooperate with Acquirer in the defense of such claim or action, and may be represented, at Seller's expense, by counsel of Seller's selection.

4.3 Limitation of Liability. The maximum liability of Seller to Acquirer hereunder shall be limited to the amount of any payments actually made by Acquirer to Seller pursuant to Section 3.1 above.

5.    TERM AND TERMINATION

5.1 Term. Unless earlier terminated in accordance with Section 5.2 below, this Agreement shall be in effect from the date hereof until October 21, 2004 (the "Termination Date").

5.2   Termination.

      (a) This Agreement may be terminated prior to the Termination Date by either party if the other party (the "Defaulting Party") has materially breached its obligations under this Agreement and if the Defaulting Party has not cured such default within ten (10) days following the date on which the other party (the "Notifying Party") has given written notice specifying the facts constituting the default. Notwithstanding the foregoing sentence, this Agreement shall not be terminated due to a default by the Defaulting Party if such default is directly attributable to a breach of this Agreement by the Notifying Party.

      (b) This Agreement may be terminated prior to the Termination Date by Acquirer at any time upon thirty (30) days prior written notice to Seller.

      (c) Upon termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease and be of no further force or effect, except that the provisions of Section 4 of this Agreement, and Acquirer's obligations arising prior to any termination or expiration of this Agreement, shall survive any such termination or expiration.

6.    GENERAL

6.1 Assignment. Neither party shall assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon any successors or permitted assigns of the parties.

6.2 Force Majeure. No party shall bear any responsibility or liability for any Damages arising out of any delay, inability to perform or interruption of its performance of its obligations under this Agreement due to any acts or omissions of the other party hereto or for events beyond its reasonable control including, without limitation, acts of God, acts of governmental authorities, acts of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty,

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs, or any other cause beyond the reasonable control of such party.

6.3 Applicable Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

6.4 Relationship of the Parties. Neither party hereto shall be considered an employee, employer, agent, principal, partner or joint venturer of the other by reason of this Agreement.

6.5 Entire Agreement; Amendment. This Agreement (including Schedule A and Schedule B attached hereto and made a part hereof) constitutes the entire agreement between Seller and Acquirer with respect to the subject matter hereof. No provision of this Agreement may be amended or waived except by a written agreement signed by the parties hereto.

6.6 No Waiver. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

6.7 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Acquirer:                              Copy to:

Endwave Corporation                          Cooley Godward LLP
776 Palomar Avenue                           One Maritime Plaza, 20th Floor
Sunnyvale, CA 94085                          San Francisco, CA 94111
Fax: 408-617-8105                            Fax: 415-951-3699
Attention: Julianne M. Biagini               Attention: Jodie M. Bourdet, Esq.

If to Seller:                                Copies to:

New Focus, Inc.                              Wilmer Cutler Pickering
c/o Bookham Technology plc                   Hale and Dorr LLP
1-10 Brewer Hunt Way                         60 State Street
Ottawa, Ontario, K2K 2B5                     Boston, MA 02109
Canada                                       Phone: 617-526-6000

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Phone: 613-270-4050                          Fax: 617-526-5000
Fax: 613-270-4003                            Attn: John A. Burgess, Esq.
Attn: Thomas Kelley, Esq.
                                             and

                                             Bookham Technology plc
                                             90 Milton Park
                                             Abingdon, Oxfordshire
                                             OX14 4RY
                                             United Kingdom
                                             Phone: 011-44-1235-837-000
                                             Fax: 011-44-1235-837-200
                                             Attn: Philip Davis, Esq.

      Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

6.8 Section Headings. Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

6.9 Severability. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6.11 Facsimile Signature. This Agreement may be executed by facsimile signature.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      IN WITNESS WHEREOF, Seller and Acquirer have duly executed this Agreement as of the day and year first above written.

SELLER                                                        ACQUIRER

By: ______________________________           By: _______________________________

Name: ____________________________           Name: _____________________________
Title: ___________________________           Title: ____________________________

                [Signature page to Transition Facility Agreement]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   SCHEDULE A

                               FACILITY PROVISIONS

1.    RIGHT TO USE THE FACILITY.

1.1 FACILITY. Acquirer shall have the right to use the Facility, subject to the provisions of the Prime Lease and this Agreement, including this Schedule A, and shall comply in all material respects with the terms of the Prime Lease.

1.2 COMMON AREAS. Acquirer's right to use the Facility shall include a non-exclusive right to use such common areas as may exist with respect to the Facility, which includes parking areas and sidewalks (collectively referred to as the "Common Areas").

2.    USE.

2.1 CHANGES TO FACILITY. Acquirer shall not make any alterations or improvements to the Facility without the prior written consent of Seller.

2.2 SELLER RIGHT TO ALTER. Seller reserves the right, at any time, and from time to time, to make alterations, additions, repairs or improvements to or in any part of the premises adjoining the Facility, provided that any such alterations shall be conducted in a manner and at such times as shall not unreasonably affect Acquirer's use of the Facility.

2.3 USE OF FACILITY. Acquirer may use the Facility for the conduct of the business and operations of the Company as conducted and operated on the date hereof, but may not make any other use of the Facility.

3.    MAINTENANCE; COMPLIANCE WITH LAWS.

3.1 MAINTENANCE. Acquirer shall not cause or permit any damage to the Facility and shall maintain the Facility in a clean, safe and sanitary condition, reasonable wear and tear excluded. Acquirer shall not permit or suffer any injury, waste or nuisance in or to the Facility.

3.2 COMPLIANCE WITH LAWS. Acquirer shall comply with all applicable laws relating to Acquirer's use and occupancy of the Facility.

4. UTILITIES AND SERVICES. Seller shall use reasonable efforts to cause the Landlord of the Facility to furnish to or for the benefit of the Facility the utilities and services that the Landlord is obligated to provide under the Prime Lease.

5. INSURANCE. Acquirer shall carry and maintain at all times during the term of this Agreement, at Acquirer's expense, policies of insurance in compliance with the requirements for Tenant's Insurance under the Prime Lease.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                          SCHEDULE B

Human resource services

Information system services

Telecommunications and network services

Financial transactions, reporting and analysis for ongoing operations

Quality assurance support and management

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  Execution Copy

                                ESCROW AGREEMENT

      This Escrow Agreement is entered into as of July 21, 2004, by and among Endwave Corporation, a Delaware corporation (the "Buyer"), New Focus, Inc., a Delaware corporation (the "Seller"), and U.S. Bank National Association (the "Escrow Agent").

      WHEREAS, the Buyer, the Seller and Bookham Technology plc have entered into a Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which the Buyer has purchased all of the outstanding shares of capital stock of JCA Technology, Inc., a California corporation and a wholly owned subsidiary of the Seller;

      WHEREAS, the Purchase Agreement provides that an escrow fund will be established to secure certain post-closing obligations of the Seller; and

      WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1.    Escrow.

            (a) Escrow Fund. Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available funds, the sum of $500,000, pursuant to Section 1.5 of the Purchase Agreement. The Escrow Agent hereby acknowledges receipt of such sum. Such sum, together with any interest earned thereon, is referred to herein as the "Escrow Fund." The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Fund shall be invested in accordance with Section 3. The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.

            (b)   Post-Closing Covenant of the Seller. The Seller has agreed in
Section 7.3 of the Purchase Agreement to prepare and deliver to the Buyer the 8-K Financial Statements and the 10-Q Financial Statements (each as defined in the Purchase Agreement) within 60 days of the closing date of the transactions contemplated by the Purchase Agreement. The Escrow Fund shall be security for such post-closing obligation of the Seller, subject to the limitations, and in the manner provided, in this Agreement.

            (c) Transferability. The interest of the Seller in the Escrow Fund shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      2.    Disbursement.

            (a) Disbursement by Escrow Agent. The Escrow Agent shall disburse the Escrow Fund only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Seller and that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund, (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Buyer or the Seller, that instructs the Escrow Agent as to the disbursement of some or all of the Escrow Fund or
(iii) the provisions of Section 2(b) hereof.

            (b)   Disbursement in Connection with Delivery of Financial
Statements.

                  (i) On the date five business days after the receipt by the Escrow Agent of a written notice from the Seller, with a copy to the Buyer delivered no later than the date such notice is delivered to the Escrow Agent, that the Seller has delivered the 8-K Financial Statements and the 10-Q Financial Statements to the Buyer on or prior to September 19, 2004, the Escrow Agent shall distribute to the Seller all of the Escrow Fund. Notwithstanding the foregoing, if within three business days following the receipt by the Escrow Agent of such written notice the Escrow Agent receives a written notice from the Buyer, with a copy to the Seller delivered no later than the date such notice is delivered to the Escrow Agent, disputing that the Seller has delivered the 8-K Financial Statements and the 10-Q Financial Statements to the Buyer on or prior to September 19, 2004, the Escrow Agent shall retain the Escrow Fund and shall disburse the same only in accordance with the terms of Section 2(a)(i) or
Section 2(a)(ii) hereof.

                  (ii) On the date five business days after the receipt by the Escrow Agent of a written notice from the Buyer, with a copy to the Seller delivered no later than the date such notice is delivered to the Escrow Agent, that the Seller has failed to deliver the 8-K Financial Statements and the 10-Q Financial Statements to the Buyer on or prior to September 19, 2004, the Escrow Agent shall distribute to the Buyer all of the Escrow Fund. Notwithstanding the foregoing, if within three business days following the receipt by the Escrow Agent of such written notice the Escrow Agent receives a written notice from the Seller, with a copy to the Buyer delivered no later than the date such notice is delivered to the Escrow Agent, disputing that the Seller has failed to deliver the 8-K Financial Statements and the 10-Q Financial Statements to the Buyer on or prior to September 19, 2004, the Escrow Agent shall retain the Escrow Fund and shall disburse the same only in accordance with the terms of Section 2(a)(i) or Section 2(a)(ii) hereof.

            (c) Method of Disbursement. Any distribution of the Escrow Fund to the Seller shall be made by mailing a check to the Seller at the Seller's address set forth in Section 8(e) or by wire transfer pursuant to instructions provided in writing by the Seller to the Escrow Agent. Any distribution of the Escrow Fund to the Buyer shall be made by mailing a check to the Buyer at the Buyer's address set forth in Section 8(e) or by wire transfer pursuant to instructions provided in writing by the Buyer to the Escrow Agent. The Escrow Agent shall be entitled to deduct from any distribution any fees payable by the party receiving such distribution pursuant to Section 4.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      3.    Investment of Escrow Fund.

            (a) Permitted Investments. Any monies held in the Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Seller, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A 1 or P 1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from the Seller, the Escrow Agent shall invest the Escrow Fund in a U.S. Bank Money Market Account. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

            (b) Tax Reporting. The parties hereto agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Fund or any portion thereof in any tax year (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, shall be reported as allocated to such person or entity, and (ii) otherwise shall be reported as allocated to the Seller.

            (c) Certification of Tax Identification Number. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Fund is credited to such Escrow Fund. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Fund.

      4. Fees and Expenses. The Buyer, on the one hand, and the Seller, on the other hand, shall each (a) pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment A hereto, and (b) reimburse the Escrow Agent for one-half of its reasonable expenses (including reasonable attorney's fees and expenses) incurred in connection with the performance of its duties under this Agreement.

      5.    Limitation of Escrow Agent's Liability.

            (a) Limitation on Liability. In performing any duties under this Escrow Agreement, the Escrow Agent shall not be liable to any party to this Agreement for consequential damages (including, without limitation, lost profits), losses or expenses, except to the extent attributable to gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any liability for (i) any act or failure to act made or omitted in good faith or (ii) any action taken or omitted in reliance upon any instrument, including any

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

written statement or affidavit provided for in this Agreement, that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud or impersonations. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

            (b) Indemnification. The Buyer and the Seller and their respective successors and assigns agree to each indemnify and hold harmless the Escrow Agent from 50% of any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his or her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except to the extent such losses, claims, damages, liabilities or expenses are attributable to gross negligence or willful misconduct on the part of the Escrow Agent.

      6. Termination. This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Escrow Funds in accordance with this Agreement; provided that the provisions of Section 5 shall survive such termination.

      7. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. The Seller may appoint a successor Escrow Agent without the consent of the Buyer so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Buyer, which shall not be unreasonably withheld. If, within such notice period, the Seller provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor. If no successor Escrow Agent is named as provided in this
Section 7 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

      8.    General.

            (a) Entire Agreement. Except for those provisions of the Purchase Agreement referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

            (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

            (c) Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

            (d) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Buyer:                              Copy to:

Endwave Corporation                           Cooley Godward LLP
776 Palomar Avenue                            One Maritime Plaza, 20th Floor
Sunnyvale, CA  94085                          San Francisco, CA  94111

Telecopy: 408-617-8105                        Telecopy: 415-951-3699
Attention: Julianne M. Biagini                Attention: Jodie M. Bourdet, Esq.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to the Seller:                             Copies to:

Bookham Technology plc                        Wilmer Cutler Pickering
1-10 Brewer Hunt Way                          Hale and Dorr LLP
Ottawa, Ontario, K2K 2B5                      60 State Street
Canada                                        Boston, MA 02109
Phone: 613-270-4050                           Phone: 617-526-6000
Fax: 613-270-4003                             Fax: 617-526-5000
Attn: Thomas Kelley, Esq.                     Attn: John A. Burgess, Esq.

                                              and

                                              Bookham Technology plc
                                              90 Milton Park
                                              Abingdon, Oxfordshire
                                              OX14 4RY
                                              United Kingdom
                                              Phone: 011-44-1235-837-000
                                              Fax: 011-44-1235-837-200
                                              Attn: Philip Davis, Esq.

If to the Escrow Agent:

U.S. Bank, National Association
One California Street, Suite 2550
San Francisco, CA 94111
Attn: Michael Susnow
Phone: 415-273-4563
Fax: 415-273-4591

Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

            (g) Amendments and Waivers. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Seller. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            ENDWAVE CORPORATION

                                            By: ________________________________
                                            Name:
                                            Title:

                                            NEW FOCUS, INC.

                                            By: ________________________________
                                            Name:
                                            Title:

                                            U.S. BANK NATIONAL ASSOCIATION

                                            By: ________________________________
                                            Name:
                                            Title:

                      [Signature page to Escrow Agreement]

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                  Attachment A

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.